Exhibit 99.1

PRESS RELEASE

INX Announces Filing of Two Shelf Registration Statements

HOUSTON--(BUSINESS WIRE)--INX, Inc., (NASDAQ:INXI - News) announced today that it has filed two shelf registration statements on Form S-3 with the Securities and Exchange Commission (the “SEC”).

The first shelf registration statement, upon being declared effective by the SEC, would give the Company the ability to offer and sell, from time to time, in one or more offerings, shares of its common stock and/or warrants to purchase common stock for proceeds in the aggregate amount up to $100 million.  The terms of any offering under this registration statement will be established at the time of the offering and will be stated in a prospectus supplement if and when the Company decides to sell securities under the shelf registration statement.

Commenting on the first registration statement, Brian Fontana, INX’s Chief Financial Officer, stated “INX recently became eligible to file a shelf registration statement on Form S-3 for primary offerings of securities, which will give INX greater flexibility to efficiently raise capital and will put us in a position to take advantage of favorable market conditions as they arise.  We currently intend to use the net proceeds from any offering under the shelf registration statement for working capital and other general corporate purposes, and to fund the acquisition of companies, businesses, technologies, products or assets, as set forth in the registration statement.  However, we currently have no commitments or agreements for any specific acquisitions, nor do we have any immediate commitments or plans to offer or sell any securities under the shelf registration statement.”

A second shelf registration statement is to register the shares of common stock issuable upon exercise of the Company’s existing public warrants that currently trade under the symbol INXIW and securities issuable upon exercise of warrants granted to the representatives of the underwriters of the Company’s 2004 public offering of units of common stock and the public warrants.

Commenting on the second registration statement, Mr. Fontana stated “We have an obligation to maintain a registration statement for certain securities related to our 2004 unit public offering.  This registration statement, when declared effective by the SEC, will maintain the registration of those securities under the S-3 shelf registration statement without the need to continuously update and amend the registration statement by means of post-effective amendments, which was the case with the previous registration statement on Form S-2 related to our publicly traded warrants.”

These registration statements have been filed with the SEC but have not yet become effective.  Securities under these registration statements may not be sold, nor may offers to buy be accepted, prior to the time the applicable registration statement is declared effective.  This announcement does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT INX:

INX Inc. (NASDAQ: INXI) is a publicly traded network infrastructure professional services firm delivering best-of-class "Business Ready Networks" to enterprise organizations. INX offers a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. We design, implement and support the IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprise organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.

SAFE HARBOR STATEMENT:

The statements contained in this document that are not statements of historical fact, including, but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including the statements regarding the Company’s plans to utilize the shelf registration statements described herein and the Company’s expectations to make acquisitions in the future are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

CONTACT:

INX, Inc.
Brian Fontana, 713-795-2303
Chief Financial Officer
Brian.Fontana@inxi.com